UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2018

PILGRIM BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55290	46-5110553
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

40 South Main Street, Cohasset, Massachusetts	02025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 383-0541

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On July 25, 2018, Hometown Financial Group, MHC, a Massachusetts mutual holding company (“MHC”), Hometown Financial Group, Inc., a Massachusetts corporation and the wholly owned subsidiary of MHC (“Hometown Financial” and together with MHC, “Hometown”), and Pilgrim Bancshares, Inc., a Maryland corporation (“Pilgrim Bancshares”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Pilgrim Bancshares will merge with a to-be-formed wholly owned subsidiary of Hometown Financial, with Pilgrim Bancshares the surviving entity (the “Merger”). Immediately following the Merger, Pilgrim Bancshares will merge with and into Hometown Financial, with Hometown Financial the surviving entity (the “Second Step Merger”). Upon consummation of the Merger and the Second Step Merger, Hometown Financial will maintain Pilgrim Bank, currently the wholly owned Massachusetts-chartered co-operative bank subsidiary of Pilgrim Bancshares, as a separate bank subsidiary of Hometown Financial and does not expect to close any Pilgrim Bank branch offices in connection with the transaction.

Under the terms of the Merger Agreement, in connection with the consummation of the Merger, Hometown Financial will acquire all of Pilgrim Bancshares’ outstanding common stock at a price of $23.00 per share in cash. In addition, each outstanding option to acquire shares of Pilgrim Bancshares common stock will be canceled in exchange for a cash payment equal to the difference, if any, between $23.00 and the exercise price of the option, resulting in an aggregate transaction value of approximately $53.9 million.

The Merger Agreement contains customary representations and warranties from Pilgrim Bancshares and Hometown. In addition, Pilgrim Bancshares has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of Pilgrim Bancshares’ businesses during the period between the execution of the Merger Agreement and the closing of the Merger, (2) Pilgrim Bancshares’ obligations to facilitate its stockholders’ consideration of, and voting upon, the Merger Agreement and the Merger, (3) the recommendation by the board of directors of Pilgrim Bancshares in favor of approval of the Merger Agreement and the Merger by its stockholders, and (4) Pilgrim Bancshares’ non-solicitation obligations relating to alternative business combination transactions.

Consummation of the Merger is subject to customary closing conditions, including, among others, approval of the Merger by Pilgrim Bancshares’ stockholders, the receipt of all required regulatory approvals and consents and expiration of any applicable statutory waiting periods, accuracy of specified representations and warranties of each party, the performance in all material respects by each party of its obligations under the Merger Agreement, and the absence of any injunctions or other legal restraints.

The Merger Agreement provides certain termination rights for both Hometown and Pilgrim Bancshares, and further provides that, upon termination of the Merger Agreement under certain circumstances, Pilgrim Bancshares will pay Hometown a termination fee of $1,625,000. Currently, the Merger is expected to close early in the first quarter of 2019.

In connection with the execution of the Merger Agreement, the directors and executive officers of Pilgrim Bancshares entered into voting agreements (each, a “Voting Agreement”) with Hometown Financial pursuant to which such individuals, solely in their capacities as stockholders, have agreed, among other things, to vote their respective shares of Pilgrim Bancshares common stock in favor of the approval of the Merger Agreement and the Merger.

The foregoing description of the Merger Agreement and the Voting Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement and the Voting Agreement. The Merger Agreement and a form of Voting Agreement are filed as Exhibits 2.1 and 10.1, respectively, and are incorporated herein by reference.

Cautionary Statement Regarding Representations and Warranties

The Merger Agreement contains usual and customary representations, warranties, and covenants that the parties made to each other as of specific dates. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and are subject to qualifications and limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       In connection with the execution of the Merger Agreement, Pilgrim Bancshares, Pilgrim Bank and Hometown Financial entered into a Settlement, Consulting and Non-Competition Agreement (the “Settlement Agreement”) with Francis E. Campbell, Chairman, President and Chief Executive Officer of Pilgrim Bancshares and Pilgrim Bank (collectively, “Pilgrim”). The Settlement Agreement sets forth the cash payments and benefits owed to Mr. Campbell under his employment agreement with Pilgrim, dated October 10, 2014 and in consideration of his compliance with the restrictive covenants described below.

Under the Settlement Agreement, on the effective date of the Merger, unless the parties agree to a different retirement date, Mr. Campbell will retire as an employee of Pilgrim and will be entitled to a cash lump sum payment of $587,746. Additionally, under the Settlement Agreement, Mr. Campbell agrees that, for a period of up to six months following the Merger, Mr. Campbell will be available to provide consulting services to Hometown at a rate of $150 per hour. In addition, pursuant to the Settlement Agreement, Mr. Campbell agrees that, for a period of twelve months after the Merger, he will not: (i) engage in any capacity, as set forth in the Settlement Agreement, with any competing banking business within 25 miles of any Pilgrim Bank office; (ii) solicit any employee of Hometown or Pilgrim Bank; or (iii) solicit any customer of Hometown or Pilgrim Bank to terminate its existing business or commercial relationship. In consideration of these restrictive covenants, Mr. Campbell will be paid a cash lump sum payment of $300,000 on the effective date of the Merger (or the date on which Mr. Campbell retires as an employee of Pilgrim).

The foregoing description of the Settlement Agreement is not complete and is qualified in its entirety by reference to the Settlement Agreement, which is filed as Exhibit 10.2, and incorporated herein by reference.

Item 8.01	Other Information.

On July 25, 2018, Hometown Financial and Pilgrim Bancshares issued a joint press release announcing that they entered into the Merger Agreement.

A copy of the press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, including delays in obtaining regulatory or shareholder approval, difficulties in achieving cost savings from the merger or in achieving such cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Pilgrim Bancshares and Hometown Financial, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which Pilgrim Bancshares and Hometown Financial and their respective subsidiaries and affiliates are engaged, changes in the securities markets and other risks and uncertainties.

Additional Information

Pilgrim Bancshares will provide its shareholders with a proxy statement and other relevant documents concerning the Merger. Shareholders of Pilgrim Bancshares are urged to read the proxy statement and other relevant documents and any amendments or supplements to those documents, because they will contain important information which should be considered before making any decision regarding the transaction. Shareholders of Pilgrim Bancshares will be able to obtain a copy of the proxy statement, and any other relevant documents, without charge, when they become available, at the Securities and Exchange Commission website (http://www.sec.gov) or by directing a request to:

Francis E. Campbell

President and Chief Executive Officer

Pilgrim Bancshares, Inc.

40 South Main Street

Cohasset, Massachusetts 02025

Pilgrim Bancshares and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Pilgrim Bancshares in connection with the proposed transaction. Information about the directors and executive officers of Pilgrim Bancshares, their ownership of Pilgrim Bancshares common stock along with additional information regarding the interests of such participants in the transaction and any agreements with such persons to vote shares of Pilgrim Bancshares for approval of the proposed transaction with Hometown will be contained in the proxy statement when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Hometown Financial Group, MHC, Hometown Financial Group, Inc. and Pilgrim Bancshares, Inc. Dated as of July 25, 2018*

10.1	Form of Voting Agreement dated as of July 25, 2018

10.2	Settlement, Consulting and Non-Competition Agreement with Francis E. Campbell, dated July 25, 2018

99.1	Joint Press Release of Hometown Financial Group, Inc. and Pilgrim Bancshares, Inc., dated July 25, 2018

*	Schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Pilgrim Bancshares, Inc. will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PILGRIM BANCSHARES, INC.

DATE: July 25, 2018	By:	/s/ Francis E. Campbell
Francis E. Campbell
President and Chief Executive Officer